Exhibit 5.1
[Form of Opinion of Richards, Layton & Finger, P.A., as to legality of shares]
[Letterhead of Richards, Layton & Finger, P.A.]
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GulfMark Offshore, Inc.
10111 Richmond Avenue, Suite 340
Houston, Texas 77042
Ladies and Gentlemen:
     We are acting as special Delaware counsel to GulfMark Offshore, Inc., a Delaware corporation (the “Company”), in connection with the issuance by New GulfMark Offshore, Inc., a Delaware corporation which, upon consummation of the Merger (as defined below), will be renamed “GulfMark Offshore, Inc.” (“New GulfMark”), of shares of its Class A common stock, par value $0.01 per share (“Class A Common Stock”), pursuant to, and in accordance with, the Agreement and Plan of Reorganization, dated as of October 14, 2009, by and between the Company and New GulfMark (the “Plan of Reorganization”). Pursuant to the Plan of Reorganization, the Company will merge with and into New GulfMark, with New GulfMark surviving the merger (the “Merger”). Pursuant to the Plan of Reorganization, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $.01 per share, of the Company (the “Company Common Stock”) and each share of Company Common Stock held in treasury will be converted into one share of Class A Common Stock. In this connection you have requested our opinion as to a certain matter under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
     For the purpose of rendering our opinion as expressed herein, we have been furnished and have reviewed the following documents:
     (i) the Certificate of Incorporation of New GulfMark, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 13, 2009 (the “New GulfMark Certificate of Incorporation”);
     (ii) the Bylaws of New GulfMark in effect since October 13, 2009 (the “Bylaws”);
     (iii) the Certificate of Incorporation of the Company, as filed with the Secretary of State on December 4, 1996, as amended by the Certificate of Amendment of the Company, as filed with the Secretary of State on March 13, 1997, the Certificate of Ownership and Merger of the Company, as filed with the Secretary of State on December 14, 1998, and the

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Certificate of Amendment of the Company, as filed with the Secretary of State on May 24, 2002 (collectively, the “Company Certificate of Incorporation”);
     (iv) the Bylaws of the Company adopted December 5, 1996, as amended by Amendment No. 1 to the Bylaws adopted on September 13, 2007 and the amendment to the Bylaws adopted on October 13, 2009 (the “Company Bylaws”);
     (v) the Plan of Reorganization;
     (vi) a form of Certificate of Merger to be filed with the Secretary of State to effect the Merger (the “Certificate of Merger”);
     (vii) a certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company; and
     (viii) a certificate of the Secretary of State, dated the date hereof, as to the good standing of New GulfMark.
     With respect to the foregoing documents, we have assumed: (a) the genuineness of all signatures, and the incumbency, authority, legal right and power and legal capacity under all applicable laws and regulations, of each of the officers and other persons and entities signing or whose signatures appear upon each of said documents as or on behalf of the parties thereto; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, electronic or other copies; and (d) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. We have not reviewed any document other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. In addition, we have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects. We have not participated in the preparation of the registration statement or other documents relating to the issuance of the shares of Class A Common Stock referenced herein and we assume no responsibility for their contents.
     In addition to the foregoing, for purposes of rendering our opinion as expressed herein, we have assumed:
     (1) that the New GulfMark Certificate of Incorporation and the New GulfMark Bylaws constitute the certificate of incorporation and by-laws, respectively, of New GulfMark as presently in effect and as will be in effect immediately prior to the Effective Time;

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     (2) that the Company Certificate of Incorporation and the Company Bylaws constitute the certificate of incorporation and by-laws, respectively, of the Company as presently in effect and as will be in effect immediately prior to the Effective Time;
     (3) that each of New GulfMark and the Company is, and will be immediately prior to the Effective Time, duly organized, validly existing and in good standing under the laws of the State of Delaware;
     (4) that each of New GulfMark and the Company has the power and authority to execute and deliver the Plan of Reorganization and to perform its obligations thereunder;
     (5) that the Plan of Reorganization has been duly authorized by the Board of Directors of the Company (the “Company Board”) and the Board of Directors of New GulfMark (the “New GulfMark Board”);
     (6) that, in connection with its approval of the Plan of Reorganization, the New GulfMark Board duly adopted resolutions authorizing (i) the issuance of the shares of Class A Common Stock to be issued pursuant to the Plan of Reorganization; (ii) the Class A Common Stock to be issued pursuant to the Plan of Reorganization to be uncertificated shares as set forth in the Plan of Reorganization; and (iii) any other action required in connection with the issuance of shares of Class A Common Stock by New GulfMark pursuant to the Plan of Reorganization;
     (7) that the Plan of Reorganization has been duly executed and delivered by each of the Company and New GulfMark after each of the Company Board and the New GulfMark Board, respectively, authorized such action;
     (8) that the Company Board has recommended adoption of the Plan of Reorganization by the stockholders of the Company;
     (9) that the Company is the sole stockholder of New GulfMark and, after the due execution and delivery of the Plan of Reorganization by each of the Company and New GulfMark, has adopted the Plan of Reorganization in its capacity as the sole stockholder of New GulfMark;
     (10) that New GulfMark has, and at all relevant times will have, sufficient authorized but unissued shares of Class A Common Stock available for issuance pursuant to the Plan of Reorganization which have not been and will not be subscribed for, reserved for other issuance or otherwise committed for issuance;
     (11) that, immediately prior to the Effective Time, there will be no shares of preferred stock, no par value, of the Company issued and outstanding;
     (12) that, immediately prior to the Effective Time, each issued and outstanding share of Company Common Stock will be duly authorized, validly issued, fully paid and non-

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assessable under the Company Certificate of Incorporation, the Company Bylaws and the General Corporation Law; and
     (13) that each of the Company Board and the New GulfMark Board has fully complied with its fiduciary duties in connection with the Plan of Reorganization and the transactions contemplated thereby.
     Based upon and subject to the foregoing and upon our review of such matters of law as we have deemed necessary and appropriate to render our opinion as expressed herein, and subject to the assumptions, exceptions, limitations and qualifications set forth herein, it is our opinion that, with respect to the shares of Class A Common Stock to be issued by New GulfMark pursuant to the Plan of Reorganization: when (A) the Plan of Reorganization has been duly adopted by the stockholders of the Company; (B) the Certificate of Merger is duly executed and filed with the Secretary of State, as provided in Sections 103 and 251 of the General Corporation Law, all relevant taxes, filing fees and other charges are duly paid and the Merger is effective under the General Corporation Law; (C) all notices required by Section 151(f) and Section 202 of the General Corporation Law have been provided by New GulfMark to all the registered owners of the Class A Common Stock issued pursuant to the Plan of Reorganization; and (D) the issuance of the shares of Class A Common Stock by New GulfMark pursuant to and in accordance with the Plan of Reorganization has been duly recorded in the stock ledger of GulfMark at the time of such issuance, the shares of Class A Common Stock to be issued by GulfMark pursuant to the Plan of Reorganization, when issued in accordance with the Plan of Reorganization, will be duly authorized for issuance by New GulfMark and will be validly issued, fully paid and non-assessable under the General Corporation Law.
     The foregoing opinion is limited to the General Corporation Law, and we have not considered and express no opinion on the effect of any other laws or the laws of any other state or jurisdiction, including federal laws and regulations relating to securities, federal tax laws and regulations or any other federal laws or regulations, or the rules and regulations of stock exchanges or of any other regulatory body.
     We consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the registration statement relating to registration of the shares of Class A Common Stock to be issued pursuant to the Plan of Reorganization. In addition, we hereby consent to the use of our name in such registration statement and the filing of this opinion as Exhibit 5.1 to such registration statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, the foregoing opinion is rendered solely for your benefit in connection with the matters addressed herein and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.
Very truly yours,